UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2018

ACADIA Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50768	061376651
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3611 Valley Centre Drive, Suite 300 San Diego, California		92130
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 558-2871

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) At the recommendation of Stephen R. Davis, the Chief Executive Officer (“CEO”) of ACADIA Pharmaceuticals Inc. (the “Company”), the Board of Directors of the Company approved the promotion, effective November 19, 2018 (the “Effective Date”), of Srdjan R. Stankovic, M.D., M.S.P.H., the Company’s Executive Vice President and Head of Research and Development, to the position of President. Dr. Stankovic will continue to report to Mr. Davis, ACADIA’s CEO. Dr. Stankovic will continue to lead ACADIA’s research and development efforts. Dr. Stankovic’s biographical and compensation information, as well as descriptions of the Company’s agreements and arrangements with Dr. Stankovic, are available in the Company’s Definitive Proxy Statement filed April 30, 2018, and are incorporated herein by reference.

On the Effective Date, Dr. Stankovic’s base salary and target bonus percentage were increased to $675,000 and to 65%, respectively. In addition, Dr. Stankovic was granted an option to purchase up to 150,000 shares of the Company’s common stock, having an exercise price of $18.12 per share (the closing price of the Company’s common stock as reported on the Nasdaq Global Select Market on the Effective Date), and 25,000 restricted stock units.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2018	ACADIA Pharmaceuticals Inc.

By: /s/ Austin D. Kim
	Name:	Austin D. Kim
	Title:	Executive Vice President, General Counsel &
Secretary